Exhibit 10.9

AGREEMENT

This Agreement is entered into as of July 22, 2013 between Silverstar Mining Corp., a Nevada corporation (“Silverstar” or the “Company”) and Petra Corp. (“Lender”).

WHEREAS, on or about December 17, 2010 Lender loaned Silverstar $15,000, and on or about December 31, 2010 Lender loaned Silverstar $2,183.68, and on or about April 4, 2011 Lender loaned Silverstar $16,000, and on or about August 1, 2011 Lender loaned Silverstar $14,000, and on or about September 2, 2011 Lender loaned Silverstar $16,000, in aggregate $63,183.68; and

WHEREAS, the loan agreements have been memorialized in a demand notes dated December 17, 2010, December 31,2010, April 4, 2011, August 1, 2011, and September 2, 2011; and

WHEREAS, Silverstar does not have sufficient funds to satisfy the loan obligations; and

WHEREAS, on July 22, 2013 the Company’s Board of Directors approved a plan whereby debt holders could convert their loan into shares of common stock at a conversion rate of $0.35 per share; and

WHEREAS, Lender has agreed to exchange the loan obligation(s) for the convertible debenture;

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, it is mutually agreed that:

1. SilverStar shall execute the attached convertible debenture solely in exchange for the $63,183.68 loans plus accrued interest made by Lender to Silverstar.

2. Upon execution of the convertible debenture, all sums otherwise due and payable by Silverstar are hereby incorporated in the convertible debenture. In case of default, Lender’s sole remedy shall be pursuant to the Convertible Debenture.

3. This Agreement shall be governed by and construed in accordance with the laws of the state of Nevada. Jurisdiction for any dispute shall be in the state of Nevada. In the event of any litigation, the prevailing party shall be entitled to recover all costs including attorney fees.

4. Each party acknowledges and represents that each party has either retained independent legal counsel or had sufficient time to retain independent legal counsel to review this Agreement and the Convertible Debenture.

This Agreement is executed this 22nd day of July, 2013

Silverstar Mining Corp.

BY:	/s/ Neil Kleinman
Neil Kleinman
ITS:	CEO

Lender

BY:	/s/ Avraham Mishal
Avraham Mishal
ITS:	Authorized Signatory